Exhibit 32.2

Certification of Chief Financial Officer
Under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Daleco Resources Corporation (the “Company”) on Form 10-Q for the period ended December 31, 2010, I, Gary J. Novinskie, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 22, 2011	/s/ Gary J. Novinskie
Gary J. Novinskie
Chief Financial Officer